                                                                     EXHIBIT 3.1

                               State of Delaware

                       Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "APPLIED MICRO CIRCUITS CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 1997, AT 6 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                                              [SIGNATURE]
                                              -----------
                                             Edward J. Freel, Secretary of State

                                  [SEAL HERE]

                                        AUTHENTICATION:     8475268
 2116925  8100
                                        DATE: 05-21-97
 971165480

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                      APPLIED MICRO CIRCUITS CORPORATION


     I, DAVID RICKEY, certify that:

     1. I am the President of Applied Micro Circuits Corporation, a Delaware corporation (the "Corporation').

     2. The Corporation's present name is Applied Micro Circuits Corporation and the Corporation's name will not be changed by the following amendment and restatement of the Corporation's Certificate of Incorporation.

     3. The Corporation's original Certificate of Incorporation was filed with the Secretary of the State of Delaware on February 6, 1987.
     4. The Certificate of Incorporation of this Corporation is amended and restated to read in full as follows:

     FIRST:   Name. The name of this Corporation is Applied Micro Circuits
              ----
Corporation.

     SECOND:  Registered Office. The address of the registered office of the
              -----------------
Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent, and the name of its registered agent at that address is Incorporating Services, Ltd.

     THIRD:   Purposes. The purpose of this Corporation is to engage in any
              --------
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH   Capital Stock.
              --------------

     A.  Authorized Capital. The Corporation shall be authorized to issue two
         -------------------
classes of shares which shall be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is 35,850,000 and the aggregate amount of the par value of all shares that are to have a par value shall be $358,500. The total number of shares of Common Stock which this Corporation is authorized to issue is 34,500,000, each share to have a par value of $.01. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 1,350,000, each share to have a par value of $.01.

     FIFTH:   Rights Preferences, Privileges and Restrictions of Preferred and
              ----------------------------------------------------------------
Common Stock. 410,000 shares of Preferred Stock are hereby designated Preferred
------------
Stock Series 1; 300,000 shares are hereby designated Preferred Stock Series 2, and 591,964 shares are hereby designated as Preferred Stock Series 3. The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock Series 1, the Preferred Stock Series 2, the Preferred Stock Series 3 and the Common Stock are as follows:

     1.  Definitions
     --  -----------

     For purposes of this Article Fifth, the following definitions shall apply:

       (a) "Board" shall mean the Board of Directors of the Corporation.

       (b) "Corporation" shall mean this Corporation.

       (c) "Original Issue Date" shall mean the date on which the first share of a series of Preferred Stock was originally issued.

       (d) "Preferred Stock" shall collectively refer to Preferred Stock Series 1, Preferred Stock Series 2 and Preferred Stock Series 3.

       (e) "Subsidiary" shall mean any Corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.

     2.  Dividends
     --  ---------

     The holders of the outstanding shares of Preferred Stock shall not be entitled to any dividend payments except as provided herein. The holders of the outstanding shares of Common Stock shall be entitled to receive dividends out of finds of the Corporation legally available for the declaration of dividends, as and when declared by the Board of Directors, provided that no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock unless the same dividends shall be paid or declared, and the same distribution shall be made, with respect to the Preferred Stock. For purposes of receipt of dividends, each share of Preferred Stock shall be treated as the number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of paragraph 6 hereof (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), at the record date for the determination of stockholders entitled to dividends.

     3.  Liquidation Rights
     --  ------------------

       (a) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, all amount equal to $21.00 per share.

       (b) If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid under (a), then all of the assets of the Corporation to be distributed shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount each such holder is entitled to receive.

       (c) After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the assets of the Corporation.

     4.  Redemption
     --  ----------

       (a) At, or at any time after, December 31, 1992, and from time to time thereafter, the Corporation may, at the option of the Board of Directors, and only with the vote or written consent of 60% of the outstanding shares of the Preferred Stock, redeem the Preferred Stock Series l, the Preferred Stock Series 2 and the Preferred Stock Series 3, or any of them, in whole or in part, as provided herein. The redemption price (hereinafter referred to as the "Redemption Price") for each share of Preferred Stock Series 1, for each share of Preferred Stock Series 2 and for each share of Preferred Stock Series 3 shall be an amount in cash equal to $23.10 per share, plus all dividends declared but unpaid with respect to such share to the Redemption Date (as defined below). In the event of the redemption of only part of the then outstanding Preferred Stock, the corporation shall effect its redemption ratably among and within the series according to the number of shares held by each holder of the Preferred Stock being redeemed.

       (b) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any such redemption of the Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of Preferred Stock at his post office address last shown on the records of the Corporation or given by the holder to the Corporation for purposes of notice. For each series of Preferred Stock, the Redemption Notice shall state:

          (i) Whether all or less than all of the outstanding shares of the series are to be redeemed, and the total number of shares being redeemed of the series;

         (ii) The number of shares of the series held by the holder that the Corporation intends to redeem;

        (iii) The Redemption Date and the Redemption Price for that series;

         (iv) The date upon which the holder's Conversion Rights (as hereinafter defined) as to such shares terminate, and

          (v) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of the series to be redeemed.

       (c) On or before the Redemption Date, each holder of shares of a series of Preferred Stock to be redeemed, unless such holder has exercised his right to convert the shares as provided in paragraph 6 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

       (d) If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangement specified in subparagraph (e) below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock Series 1, any of the shares of Preferred Stock Series 2 or any of the shares of Preferred Stock Series 3 so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

       (e) At least three (3) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company within or outside the State of Delaware, having a capital and surplus of at least $100,000,000, as a trust fund for the benefit of holders of Preferred Stock, a sum equal to the aggregate Redemption Price of all shares of Preferred Stock Series 1 called for redemption and not yet redeemed, plus the aggregate Redemption Price of all shares of Preferred Stock Series 2 called for redemption and not yet redeemed, plus the aggregate Redemption Price of all shares of Preferred Stock Series 3 called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. All interest on the sum so deposited shall be for the account of the Corporation. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto, except the rights to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in paragraph 6 hereof. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

     5.  Voting Rights
     --  -------------

       (a) Except as otherwise required by law, the holder of each share of Preferred stock shall be entitled to notice of any stockholders' meeting, to vote on all matters submitted to a stockholder for a vote and shall be entitled to one vote for each share of Common Stock into which such share of Preferred Stock could be converted, pursuant to the provisions of paragraph 6 hereof (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

       (b) Except as otherwise expressly provided herein, or as required by law, the holders of shares of Preferred Stock Series 1, Preferred Stock Series 2, Preferred Stock Series 3 and Common Stock shall vote together and not as separate classes.

       (c) At a stockholders' meeting at which directors are to be elected, no stockholder shall be entitled to accumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholder's shares in accordance with paragraph 5(a) unless the candidates' names have been placed in nomination prior to commencement of the voting and a stockholder has given notice prior to commencement of the voting of the stockholder's intention to accumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may accumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which that stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     6.  Conversion.
     --  ----------

          The holders of the Preferred Stock Series 1, the Preferred Stock Series 2 and the Preferred stock Series 3 shall have the following conversion rights ("Conversion Rights"):

       (a)  Right to Convert.
       ---  -----------------

          (i) Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such shares and on or prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice, at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock, at the respective Conversion Prices (as hereafter defined) therefor in effect at the time of conversion determined as provided herein.

         (ii) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Preferred Stock being converted and his name or the name or names of the nominee or nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. Thereupon the Corporation shall promptly issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share.

          Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

       (b) Automatic Conversion. In addition to the Conversion rights set forth
       --- --------------------
in paragraph 6(a) herein, the holders of Preferred Stock shall have the following additional Conversion Rights:

          (i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Prices, immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the corporation, at the public offering price, equal or exceed $10,000,000, and the public offering price per share of which equals or exceeds $4.20 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock).

          Upon the occurrence of the event specified in subsection (i) of this paragraph (6)(b), the outstanding shares of the series of Preferred Stock to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or any transfer agent for the Common Stock, and the stock certificates representing the outstanding shares of the series of Preferred Stock to be converted shall be deemed to represent and consist of the Common Stock into which such Preferred Stock is deemed converted provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Preferred Stock, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock, into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with cash in lieu of any fraction of a share.

       (c) Conversion Price. The Preferred Stock Series 1 shall be convertible
       --- ----------------
into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time of conversion into $21.00 for each share of Preferred Stock Series 1 being converted; the Conversion Price per share for the Preferred Stock Series 1 shall initially be $.875. The Preferred Stock Series 2 and Preferred Stock Series 3 shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time of conversion into $21.00 for each share of Preferred Stock Series 2 and each share of Preferred Stock Series 3 being converted; the Conversion Price per share of Preferred Stock Series 2 shall initially be $2.10; and the Conversion Price per share of Preferred Stock Series 3 shall initially bc $1.75. The Initial Conversion Price for each class of Preferred Stock shall be subject to adjustment from time to time as provided herein.

       (d) Adjustment for Stock Splits and Combinations. If the Corporation
       --- --------------------------------------------
shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock the Conversion Prices then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph 6(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

       (e) Adjustment for Certain Dividends and Distributions. In the event the
       --- --------------------------------------------------
Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for each series of Preferred Stock then in effect shall be decreased, in the case of such issuance, at the close of business on the date immediately prior to the date fixed for such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for each series of Preferred Stock then in effect by a fraction:

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the date fixed for such issuance or the close of business on such record date, and

         (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the date fixed for such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date, and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this paragraph 6(e) as of the time of actual payment of such dividends or distributions.

       (f) Adjustment for Reclassification, Exchange. Or Substitution. If the
       --- ----------------------------------------------------------
Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

       (g) Reorganization, Mergers. Consolidations, or Sales of Assets. If at
       --- -----------------------------------------------------------
any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this paragraph 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 6 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph 6 (including adjustment of the conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

       (h) Sale of Shares Below Conversion Price.
       --- --------------------------------------

          (i) If at any time or from time to time after the Original Issue Date, the Corporation shall issue or sell additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in paragraph 6(e) above and other than upon a subdivision or combination of shares of Common Stock as provided in paragraph 6(d) above, for a consideration per share less than the then existing Conversion Price for a series of Preferred Stock (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment, less than such adjusted Conversion Price), then and in each case the then Conversion Price for such series of Preferred Stock shall be reduced as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities), plus (B) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale (including shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities), plus the number of such Additional Shares of Common Stock so issued.

         (ii) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable on conversion of Preferred Stock as provided above, the consideration received by the Corporation for any issue or sale of securities shall,

                  (1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Corporation in connection with such issue or sale;

                  (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and

                  (3) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

        (iii) For the purpose of the adjustment provided in subsection (1) of this paragraph 6(h), if at any time or from time to time after the Original Issue Date the Corporation shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities'), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price for a series of Preferred Stock, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

          If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options, or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities.

         (iv) For the purpose of the adjustment provided for in subsection (1) of this paragraph 6(h), if at any time or from time to time after the Original Issue Date the Corporation shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price for a series of Preferred Stock, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options plus the minimum amount of consideration, if any, payable to the Corporation upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities or upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such convertible Securities.

          The provisions of subsection (3) above for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection (4).

       (i) Definition. The term "Additional Shares of Common Stock" as used
       --- ----------
herein shall mean all shares of Common Stock issued or deemed issued by the Corporation after the Original Issue Date, whether or not subsequently reacquired or retired by the Corporation, other than (1) shares of Common Stock issued upon conversion of the Preferred Stock and (2) up to 13,035,811 additional shares of Common Stock issued to employees, officers, directors, consultants or other persons performing services for the Corporation, pursuant to any stock offering, plan, or arrangement approved by the Board of Directors of the Corporation.

       (j) Certificate of Adjustment. In each case of an adjustment or
       --- --------------------------
readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of a series of Preferred Stock pursuant to this paragraph 6, the Corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare a certificate, executed by the Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (A) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold,
(13) the Conversion Price at the time in effect for each series of Preferred Stock, and (C) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

       (k) Notices of Record Date. In the event of (i) any taking by the
       --- -----------------------
Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock, at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, dissolution, liquidation, or winding up is expected to become effective, and (C) the time,if any, is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding up.

       (l) Fractional Shares. No fractional shares of Common Stock shall be
       --- ----------------
issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of conversion, as determined in good faith by the Board.

       (m) Reservation of Stock Issuable Upon Conversion. The Corporation shall
       --- ----------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (n) Notices. Any notice required by the provisions of this paragraph 6 to
       --- -------
be given to the holder of shares of the Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

       (o) No Impairment. The Corporation will not, by amendment of its
       --- --------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all provisions in this paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     7.  Restrictions
         ------------

       (a) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least 60% of the outstanding Preferred Stock if such amendment would change any of the rights, preferences, privileges of, or limitations provided for herein for the benefit of any shares of the Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of at least 60% of the outstanding Preferred Stock if such amendment would:

          (i) Reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up the Corporation, or change the relative seniority of the liquidation preference of the Preferred Stock to the rights upon liquidation of the holders of any capital stock of the Corporation;

         (ii) Reduce the Redemption Price specified in paragraph 4 hereof;

        (iii) Cancel or modify the voting Rights granted to holders of Preferred Stock under paragraph 5 hereof;

         (iv) Cancel or modify the Conversion Rights provided for in paragraph 6 hereof.

Without limiting the generality of the foregoing, any amendment which would materially and adversely affect any rights, preferences or privileges of, or limitations provided for herein for the benefit, of any particular series of Preferred stock without affecting each other series of Preferred Stock equally, shall require the approval of at least 60% of the outstanding Preferred Stock of the affected series.

       (b) The Corporation shall not, without the approval, by vote or written consent, by the holders of at least 60% of the outstanding Preferred Stock, merge or consolidate with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock or Preferred Stock) or sell or transfer all or substantially all of the assets of the Corporation.

     SIXTH:   Limitation of Liability. Each director of this Corporation shall
              -----------------------
not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

     SEVENTH: Management of Business. The business and affairs of this
              ------------------------
Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless required by the Bylaws of this Corporation.

     EIGHTH:  Bylaws. In furtherance and not in limitation of the powers
              ------
conferred by statute, the Board of Directors and the stockholders are each expressly authorized to make, repeal, alter, amend and rescind the bylaws of this Corporation.

     NINTH    Amendments. The Corporation reserves the right to amend, alter,
              ----------
change or repeal any provision contained in this Amended and Restated Certificate of Incorporation and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights conferred on stockholders herein are granted subject to this reservation.

     5. The foregoing Amended and Restated Certificate of Incorporation has been duly proposed by the Board of Directors and submitted by the Board of Directors to the stockholders of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     6. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with
Section 242 of the General Corporation Law of the State of Delaware. The total number of shares of Common Stock of the Corporation is 7,538,035 and the total number of shares of Preferred Stock is 1,233,594. The number of shares of Common Stock and Preferred Stock voting in favor of the Amended and Restated Certificate of Incorporation exceeded the vote required. The percentage vote required was more than 50 percent of the shares of Common Stock and Preferred Stock outstanding as of December 31, 1996, voting together as a class, more than 50 percent of the shares of Common Stock outstanding as of December 31, 1996, voting as a separate class, and 60 percent of the Preferred Stock outstanding as of December 31, 1996, voting as a separate class.

IN WITNESS WHEREOF, I, the undersigned, under penalty of perjury, declare and certify that the filing of this Amended and Restated Certificate is my act and deed and the facts stated herein are true, and accordingly, I have executed this Amended and Restated Certificate as of this 20th day of May, 1997.
                                            ----



                                                  [SIGNATURE]
                                                  ---------------------------
                                                  David Rickey, President



                                                  ATTESTED:


                                                  [SIGNATURE]
                                                  ---------------------------
                                                  Joel O. Holliday, Secretary